Exhibit 10.2

MANAGEMENT AND INCENTIVE FEE WAIVER AGREEMENT

This MANAGEMENT AND INCENTIVE FEE WAIVER AGREEMENT (the “Agreement”) dated as of June 30, 2016, is entered into by and between ROYAL HAWAIIAN ORCHARDS, L.P., a Delaware limited partnership (the “Partnership”) and ROYAL HAWAIIAN RESOURCES, INC., a Hawaii corporation and the sole general partner of the Partnership (“RHR”).

WHEREAS, pursuant to Section 4.1 of that certain Amended and Restated Agreement of Limited Partnership of the Partnership entered into as of April 14, 1986, as amended and restated as of October 14, 1989, as further amended and restated effective as of March 10, 2008, as further amended and restated effective as of October 1, 2012, and as amended by Amendment to the Amended and Restated Agreement of Limited Partnership dated November 1, 2013 (the “Limited Partnership Agreement”), the Partnership must pay an annual Management Fee (as defined the Limited Partnership Agreement) to the managing general partner of the Partnership;

WHEREAS, pursuant to Section 4.2 of the Limited Partnership Agreement, the Partnership must pay an annual Incentive Fee (as defined the Limited Partnership Agreement) to the managing general partner of the Partnership for services rendered in managing the Partnership’s activities;

WHEREAS, pursuant to Section 4.5 of the Limited Partnership Agreement, the Partnership must pay all expenses, disbursements and advances incurred by the general partners of the Partnership in connection with the conduct of Partnership business;

WHEREAS, RHR is the sole general partner of the Partnership;

WHEREAS, the Partnership, the sole shareholder of RHR, is contemplating the possible sale of all of the capital stock of RHR to a third party that is affiliated with Bradford C. Nelson, a member of the board of directors of RHR (the “RHR Sale Transaction”);

WHEREAS, each member of the board of directors of RHR has been fully apprised of, and is aware of, the nature and extent of the relationships and interests set forth in the foregoing recital and all material facts related thereto; and

WHEREAS, in connection with the RHR Sale Transaction, RHR desires to voluntarily waive its rights to receive any Management Fees or Incentive Fees that may become payable to RHR for services rendered or to be rendered to the Partnership during the fiscal years ending December 31, 2016, 2017 and 2018 (the “Waiver Period”).

NOW THEREFORE, the parties hereto, intending to be legally bound, hereby agree as follows:

1.     Waiver. Effective as of the date hereof, RHR hereby voluntarily waives its rights to receive any Management Fees or Incentive Fees that become payable to RHR for services rendered or to be rendered in managing the Partnership’s activities during the Waiver Period; provided that such waiver shall not affect the rights of RHR or any other general partner of the Partnership to be reimbursed by the Partnership for all expenses, disbursements and advances incurred by the general partners of the Partnership in connection with the conduct of Partnership business pursuant to Section 4.5 of the Limited Partnership Agreement.

2.     Governing Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of Delaware without giving effect to any choice or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction).

3.     Interpretation. Unless the context otherwise requires, references herein to an agreement, instrument or other document means such agreement, instrument or other document as amended, supplemented and modified from time to time to the extent permitted by the provisions thereof.

4.     Headings. The headings in this Agreement are for reference only and shall not affect the interpretation of this Agreement.

5.     Entire Agreement. This Agreement constitutes the sole and entire agreement of the parties to this Agreement with respect to the subject matter contained herein, and supersedes all prior and contemporaneous understandings, agreements, representations and warranties, both written and oral, with respect to such subject matter.

6.     Amendment and Modification. This Agreement may only be amended, modified or supplemented by an agreement in writing signed by each party hereto.

7.     Counterparts; Signatures. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall be deemed to be one and the same agreement. A signed copy of this Agreement delivered by facsimile, e-mail or other means of electronic transmission shall be deemed to have the same legal effect as delivery of an original signed copy of this Agreement.

[Signature page follows]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered as of the date first written above.

ROYAL HAWAIIAN ORCHARDS, L.P.

By: ROYAL HAWAIIAN RESOURCES, INC., its Managing Partner

By:	/s/ James S. Kendrick
Name:	James Kendrick
Title:	Authorized Representative

ROYAL HAWAIIAN RESOURCES, INC.

By:	/s/ Bradford C. Nelson
Name:	Bradford C. Nelson
Title:	President

[Signature Page to Management and Incentive Fee Waiver Agreement]